Exhibit 99.(s)

BROOKFIELD REAL ASSETS INCOME FUND INC.

POWER OF ATTORNEY

Each of the undersigned trustees of Brookfield Real Assets Income Fund Inc., a Maryland corporation (the “Fund”), hereby constitutes and appoints Brian F. Hurley, Thomas D. Peeney and Angela W. Ghantous with full power to act without the other and with full power of substitution and re-substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, and on his or her behalf, in the capacities indicated below, the Registration Statement on Form N-2, including any pre-effective amendments and/or any post effective amendments thereto and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Fund, the registration or offering of the Fund’s shares of common stock; granting to each such attorney-in-fact and agent full power of substitution and revocation in the premises; and ratifying and confirming any and all that each such attorney-in-fact and agent, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 13th day of October, 2020.

/s/ Edward Kuczmarski	/s/ Heather Goldman
Edward Kuczmarski	Heather Goldman
Trustee	Trustee

/s/ Lou Salvatore	/s/ William H. Wright II
Lou Salvatore	William H. Wright II
Trustee	Trustee

/s/ Stuart McFarland	/s/ David Levi
Stuart McFarland	David Levi
Trustee	Trustee

[Brookfield Real Assets Income Fund Inc. | N-2 Power of Attorney]